eHealth Announces $125 Million Asset-Based Revolving Credit Facility

Deal Further Strengthens Capital Structure and Better Positions eHealth for Long-Term Success
Proceeds Used to Repay Existing Blue Torch Term Loan and Provide Strategic Capital

AUSTIN, Texas, Jan 6, 2026 – eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace (“eHealth”), today announced that its subsidiary, eHealthInsurance Services, Inc. (together with eHealth, the “Company”), has entered into a new $125 million asset-based revolving credit facility (the “Credit Facility”) with Manulife | Comvest Credit Partners (“Manulife | Comvest”), a leading middle-market credit investment firm.

The Credit Facility provides favorable pricing (SOFR + 6.50%) compared to eHealth’s term loan provided by Blue Torch Finance LLC and its lender group (the “Blue Torch Loan”) and carries a three-year maturity, delivering greater financial flexibility and longer-term stability. The Credit Facility also provides for a flexible borrowing base that can drive an increase in funding of up to $50 million at Manulife | Comvest’s option, enhancing access to capital as the Company grows. For complete terms of the Credit Facility, refer to eHealth’s Form 8-K filed with the Securities and Exchange Commission today.

A portion of the proceeds from the Credit Facility was used to repay in full the approximately $70 million outstanding under the Blue Torch Loan, as well as to pay certain fees and expenses related to the transactions. The Company intends to use the remaining proceeds from the Credit Facility to support strategic growth initiatives, including investments in AI-driven capabilities and omni-channel technology and diversifying the Company’s revenue base, and for general corporate purposes.

“This agreement is a significant step in strengthening eHealth’s capital structure and positioning the Company for long-term success,” said Derrick Duke, Chief Executive Officer of eHealth. “The favorable terms, extended maturity, and flexible borrowing base provide us with the resources and agility to invest in AI-driven innovation, business diversification and other high-ROI opportunities. We are excited to partner with Manulife | Comvest, a firm with a proven track record of supporting middle-market companies, as we execute on our growth strategy.”

The Company remains focused on further improving its capital structure beyond this new Credit Facility, including by addressing its convertible Series A preferred stock, while enhancing governance through the establishment of a Strategy Committee to support long-term planning and the evaluation of opportunities that enhance stockholder value. In connection with the Credit Facility, eHealth entered into an amendment to its investment agreement with the holder of its convertible Series A preferred stock, as described in eHealth’s Form 8-K filed with the Securities and Exchange Commission today.

Guggenheim Securities, LLC served as financial advisor to the Company.

About Manulife | Comvest Credit Partners

Manulife | Comvest Credit Partners is a private credit platform built on the continuity of Comvest’s proven leadership and Manulife’s global scale. The platform provides creative and flexible private credit solutions to both sponsored and non-sponsored companies. Alongside Manulife Investment Management’s private equity program and global distribution network, the platform combines deep origination channels, rigorous underwriting discipline, and long-term stability that seeks to deliver attractive risk-adjusted returns across market cycles.

About eHealth, Inc.

We’re Matchmakers. For over 25 years, eHealth has helped millions of Americans find the healthcare coverage that fits their needs at a price they can afford. As a leading independent licensed insurance agency and advisor, eHealth offers access to over 180 health insurers, including national and regional companies.

For more information, visit eHealth.com or follow us on LinkedIn, Facebook, Instagram, and X. Open positions can be found on our career page.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to the following: our expectations regarding our financial position, operations, financial flexibility and business strategy; our capital strategy and objectives for our future operations, including the expected impact of the $125 million Credit Facility on our business, financial condition and results of operations and availability of additional borrowings under the Credit Facility; our expected use of proceeds from the Credit Facility; our continuing efforts to support profitable growth and address our convertible Series A preferred stock; our ability to achieve our capital strategy, financial objectives and long-term value creation; and other statements regarding our future operations, financial condition, prospects and business strategies.

Forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include those described in eHealth’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contact:

Media
Lara Sasken
Chief Communications Officer
pr@ehealth.com

Investors
Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Corporate Development
investors@ehealth.com